(English Translation)

Exhibit 10.13

Sale Contract

Seller: Landesk (Beijing) Software Co., Ltd.

Buyer: Beijing PKU Chinafront Technology CO., LTD.

To protect the legal interests of the Parties, the Parties enter into this Contract according to the relevant provisions of Contract Law of the People’s Republic of China and the relevant provisions upon amicable consultation.

1. Total amount of the Contract: RMB 168,770

2. See the price list attached for the names, model numbers, quantity, packing and detailed price.

3. Quality Requirements and Technical Standards

As per the quality and technical standards formulated by Landesk.

4. Organization (person) for receiving the goods

The organization (person) named by the Buyer for receiving the goods hereunder is: Beijing PKU Chinafront Technology CO., LTD

5. Date, Place, and Method of Delivery and Bearing of the Relevant Expenses

5.1 Delivery date: As soon as possible before June 28

5.2 Method of delivery and bearing of expenses: Free home-delivery

5.3 Place of delivery: The place named by the Buyer (within Beijing City)

6. Method and Time limit of Payment

The Seller will send the payment notice to the Buyer according to preceding provisions, and the Buyer will notify the Seller to use value-added tax invoices to exchange for the cheque of Buyer after making confirmation.

7. Time and Standards of the Acceptance Check of the Goods

Acceptance check time:

The Buyer shall timely conduct the acceptance check about of the quality of the products purchased by it. If any product is found unqualified during the acceptance check, the Buyer shall immediately raise a written objection to the Seller. The Seller shall timely replace such products after receiving the objection till the products pass the acceptance check. If the Seller does not receive the objection within seven days after the delivery of the products or receive the objection beyond the foregoing time limit, the products shall be deemed have passed the acceptance check.

Acceptance check standards:

The products hereunder bought by the Buyer may be normally installed and run. If the media of the products is damaged so that the Buyer can not install the products, The Seller shall replace the media till the media may be normally used.

8. Receipt and Objection

If the Buyer names an organization (person) to receive the goods, the Buyer agrees that it will be responsible for such opinions and conduct as receipt, rejection, written rejection made by the organization (person).

If the delivery is made by home-delivery or on ex-works terms, the organization (person) for receiving the goods shall examine the brands, specifications, model numbers and quality and determine whether they conform to the provisions of the Contract within three working days after the delivery of the goods. If the products conform to the Contract, the organization (person) shall sign for the products. The Buyer may reject the product not conforming to the provisions of the Contract and state the reasons of the rejection in writing. As for home-delivery, if the products rejected by the Buyer according to the provision need to be kept by the Buyer, the Buyer shall keep such products.

As for the delivery by consign, if the Buyer has objections to the products, specifications, model numbers and quantity, it shall raise the objection to the Seller in writing within seven days from the arrival of the products.

If the quality of the products becomes poorer due to improper use, keeping and maintenance by the Buyer, the Buyer shall not raise any objection.

If the Seller is responsible for the above rejection or objection, the Seller shall replace or cover the products.

9. After Service

As per the service terms and conditions of Landesk (Beijing) Software Co., Ltd

10. Liability for Breach of Contract

(1) The Seller’s Liability for Breach of Contract

1. If the Seller is involved in any delay in delivery, it shall pay the Buyer the liquidated damages at 4/10,000 of the delayed amount for each delayed day.

2. If the specifications, model numbers, quantity, quality and packing of the products delivered by the Seller do not conform to the provisions of the Contract as confirmed by the Parties, the Seller shall cover the quantity, replace or repair and bear the expenses actually paid for the repair and exchange subject to concrete conditions of the products. If the Buyer can not obtain the products as stipulated in the Contract for reasons on the part of the Seller, the Seller shall be deemed have unilaterally breached the Contract and shall compensate the Buyer for the loss arising from this.

3. The Seller shall warrant the use by the Buyer of the system software, service or any part thereof is legal and will not be subject to the infringement claim raised by any third party, and will not sustain any loss of expenses, damages, claim, demand, recourse or legal act. The Seller shall bear the consequences caused by the foregoing action and compensate the Buyer for the loss arising from this.

(2) The Buyer’s Liability for Breach of Contract

1. If the Buyer is involved in any delay in payment, it shall pay the Seller the liquidated damages at 4/10,000 of the delayed amount for each delayed day.

2. If the Buyer reject the products conforming to the stipulations of the Contract without reason (including return of goods in transit by the Buyer), the Buyer shall be deemed have unilaterally breached the contract and shall pay the Seller 10% of the contract price of products rejected by it (or returned by it in transit) as liquidated damages and compensate the Seller for the loss arising from this.

3. As for the delivery method in which the Seller sends the goods or arrange for the carriage of the goods on behalf of the Buyer, if the Seller can not deliver the goods on schedule because the Buyer informs the Seller of wrong place of delivery and organization (person) for receiving the goods, the Seller shall not bear any liability, and the Buyer shall compensate the Seller for the loss arising from this.

11. Exception Clause

1. Force Majeure

After taking effect of the Contract, if any Party hereto can not perform the Contract due to force majeure events provided for in the laws and regulations of the country, the Party shall timely notify the other Party of the reasons why it can not perform or can not completely perform the Contract and provide the certification produced by the relevant organ within fifteen days. In the event of force majeure, delayed performance, partial performance and nonperformance of the Contract may be allowed, and the liability may be exempted.

In this Contract, force majeure means the objective conditions which can not be foreseen, avoided and overcome.

1. None

12. Taking Effect and Modification of the Contract

This Contract will take effect upon signed and stamped by the Parties. During the period of the Contract, any Party shall not modify or terminate the Contract at random. If one Party really needs modifying the Contract, the Contract may be modified only after it obtains the consent of the other Party and the Parties agree upon the modification. If the Parties can not agree upon the modification, the Party proposing the modification shall still perform the Contract, otherwise, it shall be deemed as breaching the Contract.

13. Dispute Settlement

Any dispute between the Parties arising during the performance of the Contract first shall be settled through consultation. If the dispute can not be settled through consultation, any Party may bring a suit before the People’s Court where the Seller is located.

14. Miscellaneous

The liquidated damages, damages and various economic losses payable under the Contract shall be paid to the other Party within ten days after the liability is ascertained, otherwise, it will be deemed as a delay in payment.

15. The Parties hereto agree that the faxes of the Contract are valid. Annexes of the Contract are integral parts hereof and have equal legal effect with the Contract.

This Contract is made in quadruplicate with equal legal effect.

Seller: Landesk (Beijing) Software Co., Ltd.
Authorized Representative:
Address: W1-511 Oriental Economy and Trade City, 1 East Changan Street, Dongcheng District,
Beijing City
June 18, 2004

Buyer: Beijing PKU Chinafront Technology CO., LTD.
Authorized Representative:
Address: Room 717, Block B, Yinwang Center, 113 Zhichun Road, Haidian District, Beijing City
June 18, 2004